Exhibit 99.2
PRO FORMA FINANCIAL STATEMENTS OF GLOBAL CLEAN ENERGY HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On March 13, 2013, Global Clean Energy Holdings, Inc. (“GCEH”) completed a business purchase that included certain intellectual property, patents, equipment, and rights related to the development of Camelina sativa as a biofuels feedstock (the “Camelina Assets”) from Targeted Growth, Inc., a Washington based crop biotechnology company focused on developing products with enhanced yield and improved quality for the agriculture and energy industries. The Camelina Assets purchased from Targeted Growth, Inc. in March 2013 had been previously owned by and used in the operations of Sustainable Oils, LLC, which was an LLC formed by Targeted Growth, Inc. and another member. When Sustainable Oils, LLC ceased operations in 2012, those Camelina Assets were transferred back to its majority member, Targeted Growth, Inc. In consideration for those assets, GCEH paid to Targeted Growth, Inc. 40,000,000 shares of GCEH common stock and a note payable to Targeted Growth, Inc. of $1,300,000. Also on March 13, 2013, GCEH purchased for $100 all of the membership interests of Sustainable Oils, LLC, (SUSOIL) a Delaware limited liability company, from Targeted Growth, Inc. and the other, minority owner of that limited liability company. SUSOIL is a company that, since 2007, has been engaged in the development, production and commercialization of Camelina-based biofuels and FDA approved animal feed.

The accompanying unaudited pro forma condensed consolidated financial statements present the pro forma consolidated financial position and results of operations of Global Clean Energy Holdings, Inc. (“GCEH”) and Sustainable Oils, LLC (“SUSOIL”), after giving effect to the purchase and adjustments described in the accompanying footnotes. The accompanying unaudited pro forma condensed combined financial statements are based upon the historical financial statements and have been developed from the (1) audited consolidated financial statements of GCEH contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and (2) audited consolidated financial statements of SUSOIL for the year ended December 31, 2012. The unaudited pro forma condensed consolidated balance sheet has been prepared as if the purchase of SUSOIL had been consummated on December 31, 2012. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2012 has been prepared as if the purchase of SUSOIL had occurred on January 1, 2012.

The accompanying unaudited pro forma condensed consolidated financial statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of GCEH would have been had the SUSOIL purchase occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the separate historical consolidated financial statements and accompanying notes of GCEH and SUSOIL.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of December 31, 2012

			Pro Forma
	GCEH	SUSOIL	Adjustments		Pro Forma

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$941,579	$60,163	$(100)	(a2)	$-
			(27,500)	(a11)	974,142
Accounts receivable	2,100	5,043			7,143
Inventory	1,564	107,023	321,554	(a4)	430,141
Other current assets	298,586	360			298,946
Total Current Assets	1,243,829	172,589	293,954		1,710,372

PROPERTY AND EQUIPMENT, NET	14,559,002	-	190,500	(a5)	14,749,502

INVESTMENT HELD FOR SALE	288,536	-			288,536

DEFERRED GROWING COST	3,378,990	-			3,378,990

INTANGIBLE ASSETS, NET	-	-	3,859,079	(a6)	3,859,079

OTHER NONCURRENT ASSETS	11,372	-			11,372

TOTAL ASSETS	$19,481,729	$172,589	$4,343,533		$23,997,851

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued expenses	$1,135,594	$2,330,262	$103,000	(a7)	$3,568,856
Accounts payable to related parties	-	835,582	(835,582)	(a8)	-
Accrued payroll and payroll taxes	1,018,894	10,000			1,028,894
Accrued interest due to related party	-	287,385	(287,385)	(a8)	-
Capital lease liability - current portion	42,829	-			42,829
Notes payable - current portion	60,800	-			60,800
Convertible notes payable	567,000	-			567,000
Note payable to related party	-	263,301	(263,301)	(a8)	-
Total Current Liabilities	2,825,117	3,726,530	(1,283,268)		5,268,379

LONG-TERM LIABILITIES
Accrued interest payable	2,121,787	-			2,121,787
Accrued return on noncontrolling interest	4,963,582	-			4,963,582
Notes payable - long term portion	40,200	-	1,300,000	(a1)	1,340,200
Mortgage notes payable	5,110,189	-			5,110,189
Total Long Term Liabilities	12,235,758	-	1,300,000		13,535,758

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock, $0.001 par value, Series B	13	-			13
Common stock, $0.001 par value	293,683		40,000	(a3)	333,683
Members' contributions	-	9,000,000	(9,000,000)	(a9)	-
Additional paid-in capital	24,588,022	-	760,000	(a3)	25,348,022
Accumulated deficit	(26,599,007)	(12,553,941)	12,526,801	(a9)	(26,626,147)
Accumulated other comprehensive loss	(56,121)	-			(56,121)
Total Global Clean Energy Holdings, Inc. Stockholders' Deficit	(1,773,410)	(3,553,941)	4,326,801		(1,000,550)
Noncontrolling interests	6,194,264	-			6,194,264
Total equity (deficit)	4,420,854	(3,553,941)	4,326,801		5,193,714

TOTAL LIABILITIES AND EQUITY (DEFICIT)	$19,481,729	$172,589	$4,343,533		$23,997,851

See the accompanying notes to unaudited pro forma condensed consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the year ended December 31, 2012

			Pro Forma
	GCEH	SusOils	Adjustments		Pro Forma

Revenue	$367,811	$2,843,917			$3,211,728
Subsidy Income	768,272	-			768,272
Total Revenue	1,136,083	2,843,917	-		3,980,000

Cost of Goods Sold	-	3,191,323			3,191,323
Gross Profit (Loss)	1,136,083	(347,406)	-		788,677

Operating Expenses
General and administrative	2,069,309	354,935	230,074	(b1)	-
			27,500	(a11)	2,681,818
Write down of impaired long lived assets	1,639,815	6,222			1,646,037
Research & development expenses	-	123,779			123,779
Plantation operating costs	826,227	-			826,227

Total Operating Expenses	4,535,351	484,936	257,574		5,277,861

Loss from Operations	(3,399,268)	(832,342)	(257,574)		(4,489,184)

Other Income (Expenses)
Other income	121	-			121
Interest Income	-	2,222			2,222
Interest expense	(857,439)	(49,636)			(907,075)
Gain on extinguishment of liabilities	1,013,387	1,184,330	(2,197,717)	(b2)	-
Foreign currency transaction loss	(32,716)	(777)			(33,493)

Net Other Income (Loss)	123,353	1,136,139	(2,197,717)		(938,225)

Net Income (Loss)	(3,275,915)	$303,797	$(2,455,291)		(5,427,409)

Less Net Loss Attributable to the Noncontrolling
Interest	3,339,202				3,339,202

Net Income (Loss) Attributable to Global Clean
Energy Holdings, Inc. Shareholders	$63,287				$(2,088,207)

Amounts attributable to Global Clean Energy
Holdings, Inc. common shareholders:

Basic Income (Loss) per Common Share	$-				$(0.01)
Basic Weighted-Average Common Shares Outstanding	292,244,373				332,244,373

Diluted Income (Loss) per Common Share	$-				$(0.01)
Diluted Weighted-Average Common Shares Outstanding	318,962,355				332,244,373

See the accompanying notes to unaudited pro forma condensed consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On March 13, 2013, Global Clean Energy Holdings, Inc. (“GCEH”) completed a business purchase that included certain intellectual property, patents, equipment, and rights related to the development of Camelina sativa as a biofuels feedstock (the “Camelina Assets”) from Targeted Growth, Inc., a Washington based crop biotechnology company focused on developing products with enhanced yield and improved quality for the agriculture and energy industries. The Camelina Assets purchased from Targeted Growth, Inc. in March 2013 had been previously owned by and used in the operations of Sustainable Oils, LLC, which was an LLC formed by Targeted Growth, Inc. and another member. When Sustainable Oils, LLC ceased operations in 2012, those Camelina Assets (no book value) were transferred back to its majority member, Targeted Growth, Inc. Between the date of that transfer to Targeted Growth, Inc. and the year ended December 31, 2012, there were no significant operations related to the Camelina Assets. Also on March 13, 2013, GCEH purchased all of the membership interests of Sustainable Oils, LLC, (SUSOIL) a Delaware limited liability company, from Targeted Growth, Inc. and the other, minority owner of that limited liability company. SUSOIL is a company that, since 2007, has been engaged in the development, production and commercialization of Camelina-based biofuels and FDA approved animal feed.

In consideration for the Camelina Assets and the SUSOIL limited liability company membership, GCEH  paid $100 to the members of Sustainable Oils, LLC and issued to Targeted Growth, Inc. (i) a secured promissory note in the principal amount of $1,300,000  and (ii) an aggregate of 40,000,000 shares of GCEH common stock. The 40,000,000 shares were valued at the market price on March 14, 2013 of $0.02 per share.

Had the business purchase occurred on December 31, 2012, the acquired Pro Forma Amounts recognized, at fair value, for each major class of assets acquired and liabilities assumed would be as follows:

Pro Forma
Fair Values at
December 31, 2012
Cash	$60,163
Prepaids and other assets	5,043
Inventory	428,577
Intangible Assets	3,859,079
Equipment	190,500
Accounts Payable to Major Vendor, Secured	(2,286,727)
Commitment for field testing	(103,000)
Other accounts payable and accrued liabilities	(53,535)
Total net assets of Sustainable Oils	$2,100,100

(a)
The pro forma condensed consolidated balance sheet has been adjusted to reflect the recognition of the fair values of the assets acquired and the consideration transferred. The pro forma adjustments related to the consideration transferred are as follows:

(a1)	Note Payable to Targeted Growth, Inc.	$1,300,000
(a2)	Cash (paid out)	100
(a3)	Common stock issued	800,000
		$2,100,100

GCEH has recorded the assets and liabilities of SUSOIL based on management’s estimate of their respective fair values as of the date of the closing.

GCEH has estimated a fair value for SUSOIL’s intangible assets related to proprietary bio-technology, customer contracts, customer relationships and network/location based on the net present value of the projected income stream of those intangible assets. The intangibles are being amortized over an estimated useful life of seventeen years. The annual amortization expense, with a corresponding change in pro forma net income (loss) is $230,074 (see adjustment b1).

The table below summarizes the pro forma adjustments related to recording GCEH’s acquisition of SUSOIL at the estimated fair value of the assets and liabilities:

(a4)	Inventory adjustment to fair value	$321,554
(a5)	Equipment adjustment to fair value	190,500
(a6)	Intangible assets adjustment to fair value	3,859,079
(a7)	Commitments assumed at acquisition	(103,000)
(a8)	Forgiveness of liabilities payable to former member	1,386,268
(a9)	Elimination of members' deficit of prior operations	3,526,801

(a11) The cost incurred related to the acquisition of Sustainable Oils, LLC includes approximately $21,500 in legal and $6,000 in valuation fees, for a total of approximately $27,500.

(b)	The unaudited pro forma condensed consolidated statements of operations have been adjusted to reflect:

(b1)  The increase in amortization expense of $230,074 resulting from the fair value of the intangible assets acquired of approximately $3.9 million.

(b2)  Nonrecurring transactions—consisting of gains on the extinguishment of liabilities of $2,197,717—are adjusted out of the pro form net income (loss).